                                                                    Exhibit 10.3


                          CHANGE OF CONTROL AGREEMENT

     This change of control agreement ("Agreement") is entered into effective as of [_______][___], [____], by and between Canaan Energy Corporation ("Canaan") and [NAME] ("Executive").

     WHEREAS, Canaan desires to retain certain key employee personnel and, accordingly, the Board of Directors of Canaan has approved Canaan entering into a change of control agreement with Executive in order to encourage Executive's continued service to Canaan.

     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, Canaan and Executive agree as follows:

1.   DEFINITIONS.
     -----------

     (a) "Change in Duties" shall mean the occurrence, within two (2) years after the date upon which a Change of Control occurs, of any one or more of the following:

          (i) a reduction in Executive's annual salary from the level in effect immediately prior to the Change of Control;

          (ii) failure of Canaan or its successor to provide Executive with an annual bonus, incentive compensation or other employee benefits (including but not limited to medical, dental, life insurance, accidental, death and long-term disability plans) that are materially consistent with such annual bonuses, incentive compensation or other employee benefits provided by Canaan or its successor to executives with comparable duties;

          (iii) a significant adverse alteration in the nature or status of Executive's duties, title, responsibilities, or the conditions of Executive's employment from those in effect immediately prior to such Change in Control; or

          (iv) a change in the location of Executive's principal place of employment by Canaan or its successor by more than fifty (50) miles from the location where Executive was principally employed immediately prior to the date on which a Change of Control occurs.

     (b) "Change of Control" shall mean the occurrence after the effective date of this Agreement of:

          (i) an acquisition (other than directly from Canaan) of any voting securities of Canaan (the "Voting Securities") by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act")) immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the

                Exchange Act) of fifty percent (50%) or more of the combined voting power of Canaan's then outstanding Voting Securities;

          (ii) the individuals who, as of the effective date of this Agreement, are members of the Board of Directors of Canaan (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the members of the Board of Directors of Canaan (the "Board"); provided, however, that if the election, or nomination for election by Canaan's common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "election contest" (as described in Rule 14A-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

          (iii) consummation of:

                (A) A merger, consolidation or reorganization involving Canaan, unless:

                     (1) the stockholders of Canaan, immediately before such
                         merger, consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization, at least sixty percent (60%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization;

                     (2) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation; and

                     (3) no person other than Canaan, any subsidiary, any
                         employee benefit plan (or any trust forming a part thereof) maintained by Canaan, the Surviving Corporation, or any subsidiary, or any person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of fifty percent (50%) or more of the then outstanding Voting Securities, has Beneficial Ownership of fifty percent (50%) or more of the combined voting power of the Surviving Corporation's then outstanding voting securities.

               (B)  a complete liquidation or dissolution of Canaan; or

               (C) an agreement for the sale or other disposition of all or substantially all of the assets of Canaan to any Person (other than a transfer to a subsidiary).

     Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted percent of the outstanding Voting Securities as a result of the acquisition of Voting Securities by Canaan that, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change of Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by Canaan, and after such share acquisition by Canaan, the Subject Person becomes the Beneficial Owner of any additional Voting Securities that increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change of Control shall occur.

     (c)  "Code" shall mean the Internal Revenue Code of 1986, as amended.

     (d)  "Compensation" shall mean the sum of:

          (i) Executive's annual salary at the rate in effect immediately prior to the date on which a Change of Control occurs; and

          (ii) the highest annual bonus received by Executive during the three
               (3) years immediately prior to the date on which a Change of Control occurs.

     (e) "Involuntary Termination" shall mean any termination of Executive's employment with Canaan or its successor other than (i) termination for cause; (ii) termination as a result of death or disability; (iii) retirement; or (iv) resignation by Executive except resignation on or before the date that is ninety (90) days after the date upon which Executive receives notice of a Change in Duties.

     (f) "Retirement" shall mean Executive's resignation on or after the date Executive reaches age sixty-five (65).

     (g) "Severance Amount" shall mean an amount equal to three (3) times Executive's Compensation.

     (h) "Termination for Cause" shall mean an Executive's termination of employment with Canaan or its successor because of:

          (i) the continued failure by the Executive to devote reasonable time and effort to the performance of Executive's duties after written demand for improved performance has been delivered to the Executive by Canaan that specifically identifies how Executive has not devoted reasonable time and effort to the performance of Executive's duties; or

          (ii) the willful engaging by Executive in misconduct that is materially injurious to Canaan, monetarily and otherwise.

2.   SEVERANCE BENEFITS.  If Executive's employment by Canaan or its successor
     ------------------
is subject to an Involuntary Termination that occurs within two (2) years after the date upon which a Change of Control occurs, then Executive shall be entitled to receive, as additional compensation for services rendered to Canaan or its successor, a lump sum cash payment in an amount equal to Executive's Severance Amount but in no event greater than the amount that would be deductible by Canaan under Code Section 280G, after taking into consideration all payments to such Executive covered by such section, which shall be limited to those payments calculated in the manner required under Section 280G an Executive receives or is deemed to receive (i) under this Agreement; (ii) under the Canaan Stock Option Plan by reason of the acceleration of any vesting of options granted thereunder; or (iii) under any other plan or arrangement that would otherwise be considered a "parachute payment" under Section 280G. Such payment shall be accompanied by a notice specifying the calculation of the payment as well as the amount of any "parachute payments" and the Executive's deduction limit under section 280G. Such notice shall contain sufficient detail to enable the Executive to challenge Canaan's computation of any payment without significant additional information.

3.   TERM.  Within ninety (90) days after January 1, 2005, and within ninety
     ----
(90) days after each successive five-year (5) period of time thereafter that this Agreement is in effect, Canaan shall have the right to review this Agreement, and in its sole discretion either continue and extend this Agreement, terminate this Agreement, and/or offer Executive a different agreement. Canaan will notify Executive of such action within said ninety (90) day period. This Agreement shall remain in effect until so terminated and/or modified by Canaan. Failure of Canaan to take any action within said ninety (90) day period shall be considered as an extension of this Agreement for an additional five-year (5) period of time. If a Change of Control occurs while this Agreement is in effect, then this Agreement shall not be subject to termination or modification and shall remain in force for a period of two (2) years after such Change of Control, and if within said two (2) years the contingency factors occur that would entitle Executive to the benefits as provided herein, this Agreement shall remain in effect in accordance with its terms.

4.   GENERAL.
     -------

     (a)  Successors.  This Agreement shall be binding upon and inure to the
          ----------
          benefit of Canaan and any successor of Canaan, by merger or otherwise. This Agreement shall also be binding upon and inure to the benefit of the Executive and Executive's estate. If Executive shall die prior to full payment of amounts due pursuant to this Agreement, such amounts shall be payable pursuant to the terms of this Agreement to Executive's estate.

     (b)  Severability.  Any provision in this Agreement that is prohibited or
          ------------
          unenforceable in any jurisdiction by reason of applicable law shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating or affecting the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     (c)  Controlling Law.  This Agreement shall be governed by, and construed
          ---------------
          in accordance with, the laws of the State of Oklahoma.

     (d)  Release.  As a condition to the receipt of any benefit under Paragraph
          -------
          2 hereof, Executive shall first execute a release, in the form established by Canaan, releasing Canaan, its shareholders, officers, directors, employees and agents from any and all claims and from any and all causes of action of any kind or character, including but not limited to all claims or causes of action arising out of Executive's employment with Canaan or the termination of such employment.

     (e)  Unfunded Obligation.  The obligation to pay amounts under this
          -------------------
          Agreement is an unfunded obligation of Canaan and no such obligation shall create a trust or be deemed to be secured by any pledge or encumbrance on any property of Canaan.

     (f)  Not a Contract of Employment.  This Agreement shall not be deemed to
          ----------------------------
          constitute a contract of employment, nor shall any provision hereof effect (i) the right of Canaan to discharge Executive at will or (ii) the terms and conditions of any other agreement between Canaan and Executive except as provided herein. No severance compensation shall be payable hereunder as a result of any termination of employment before a Change of Control.

     (g)  Nonalienation.  No benefit payable hereunder may be assigned, pledged
          -------------
          or mortgaged and shall not be subject to legal process or attachment for claims of creditors of Executive except to the extent required by applicable law.

                        [SIGNATURES ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the _____ day of ____________, _______.

                                      "EXECUTIVE"

                                      NAME

                              By:     _______________________________________
                              Title:  _______________________________________
                                      Canaan


                                      CANAAN ENERGY CORPORATION

                              By:     _______________________________________
                              Title:  _______________________________________